CONFIDENTIAL
                                  ------------

                                Agreement between
                    Southern Westchester Board of Cooperative
                    Educational Services at 17 Berkley Drive
                    Rye Brook, NY 10573 and HOMEWORK HOTLINE
                              EDUCATIONAL SERVICES




This agreement is made as of March 28, 1996 between Homework Hotline Educational Services ("HHES"), (a wholly-owned subsidiary of Advanced Voice Technologies, Inc. ("AVT"), a public corporation organized under the laws of Delaware), whose address is 369 Lexington Avenue, 15th Floor, New York, NY 10017, and Southern Westchester Board of Cooperative Educational Services ("SW BOCES"), a regional public education collaborative which functions in New York State as an extension of local school districts and whose address is 17 Berkley Drive, Rye Brook, NY 10573.

         WHEREAS, HHES is in the business of providing parental involvement programs which include parent and teacher training and communications materials in the form of audio guides, video guides, periodic newsletters and a variety of collateral support materials, all calculated to enhance parental involvement with teachers, school administration (both within the building and within the district) and school activities, (the "Program Materials") and which are to be used in conjunction with a telephonic voice message communications system which HHES offers to deliver, install and support (the "Homework Hotline Communications System"); and


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     WHEREAS, SW BOCES: a) determines ongoing educational needs which could be met most efficiently on a regional, cooperative basis; b) introduces and responds to program requests and initiatives from local school districts and the New York State Education Department; c) provides services and facilities and personnel to meet mutual needs of local school districts; and d) receives and administers grants for a broad array of services for students, staff members and community residents in local districts; and

     WHEREAS, SW BOCES wishes to engage HHES as the SOLE vendor to provide parental involvement programs centered around a telephonic voice message communications system and, to that end, to install its Homework Hotline Communications

     System in the school districts that SW BOCES serves in Southern Westchester, Rockland and Putnam Counties, i.e., in the schools and districts which elect to implement such system, to train school personnel and parents in its use, and to provide ongoing technical assistance, maintenance and upgrades for three years after installation of each system, and to provide the parental involvement and teacher support materials supporting HHES' three-year program, on the terms and conditions set forth below;

     NOW, THEREFORE, in consideration of the mutual promises contained herein, and other goods and valuable consideration, the parties agree as follows:

1.   Incorporation of the Recitals by Reference:

     The foregoing recitals are hereby incorporated into the body of this Agreement so as to constitute a part of it.

2.   Statement of Work:

     HHES shall provide the complete Homework Hotline Communications System and Program Materials, including all hardware, software, training programs, written communications material, video and audio aids and collateral support materials listed in Exhibit A, together with ongoing maintenance of the

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system and technical support services throughout the three year program period, to schools electing to implement same for the compensation set forth below provided that the implementing school is named and located in one of the 62 school districts listed in Exhibit B (the "designated school districts"). There are currently 350 schools within the designated school districts.

     The delivery, installation and support of the Homework Hotline Communications System (HHCS) and related Program Materials, as specifically set forth in the list of deliverables identified in Exhibit A, or, as may be applicable any part thereof, shall take place in phases, the first of which is to be the installation of site-based Systems in select schools (i.e. without networking hardware and System software).

     The delivery, installation and support of the Homework Hotline Communications System (HHCS) and related Program Materials, as specifically set forth in the list of deliverables identified in Exhibit A, or, as may be applicable any part thereof, shall take place in phases, the first of which is to be the installation of site-based systems in select schools (i.e., without networking hardware and software).

     Under the first phase, HHES will install the Homework Hotline Communications System (items 2-5 in Exhibit A) and have it operational in Daniel Webster on or before February 15, 1996. Other schools will receive site-based systems as the needs and funding are identified by HHES and SW BOCES.

     Under the second phase, SW BOCES will participate on an advisory basis, by providing input on demographics and other key issues, with HHES in the selection process to identify target schools for further installations of HHCSs.

     The second phase will extend from signing of this agreement through March 31, 1999. During such time, HHES will also install a Homework Hotline Communications System network, if economies of scale dictate, comprised of network hardware and network software, and have it for any or all schools serviced by the SW BOCES for which site-based hardware and software and program

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materials were purchased. During such second phase, HHES will, as well, connect to this network the Homework Hotline Communications Systems that were installed during Phase I. Pricing for network hardware and HHCS version 2.0 software will be made available to SW BOCES after HHES has completed its Beta Test. SW BOCES will actively assist HHES in the design of the infrastructure of the network by providing technologists affiliated with the school systems to collaborate with HHES on technical issues relating to the network and SW BOCES shall provide such further information and assistance respecting school facilities as may reasonably be required by HHES in designing and installing the network its site-based components. If economies of scale do not dictate that a network installation is economical, HHES and SW BOCES will remain with site based systems.

     Throughout the second phase and beyond, HHES will provide all implementing schools, their administrators, teachers, and students, with the training, support and related Program Materials as listed in Exhibit A. SW BOCES will assist HHES in garnering support for this initiative from school administrators, teachers, PTA's and other involved groups.

3.   Funding Efforts:

     Beginning immediately, HHES and SW BOCES will work collaboratively to secure funding for the delivery, installation, and support of the Homework Hotline Communications Systems and related Program Materials to service all school districts desiring to purchase either site-based or networked HHCS. Funding will be sought from 1) government, 2) business, 3) communities and 4) if and as appropriate, schools. SW BOCES will collect and disburse the funds received from each of the foregoing four sources, but shall apply them exclusively to the purchase of the HHES program, including the deliverables set forth in the statement of work.


4.       Compensation:

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     For the delivery, installation and support of the Homework Hotline
Communications System and related Program Materials, as specifically set forth in the list of deliverables identified in Exhibit A, or, as may be applicable any part thereof, SW BOCES agrees to pay HHES the corresponding fees as set forth in the corresponding price schedule appended to this agreement as Exhibit C.

5.   Transfer of Title and Retention by HHES of Applicable Proprietary Rights:

     All right, title and interest to all hardware and software components of the System and the specific Program materials shall pass to SW BOCES upon receipt by HHES of the full payment specified in Exhibit C. HHES shall not bear the risk of loss in relation to any deliverable at any time subsequent to the initial delivery of the System to the receiving school, irrespective of whether title has passed.

     HHES shall retain ownership of all copyrights, know-how, trademarks, trade secrets, patents and other proprietary rights (collectively, the "intellectual property rights") which exist in the deliverables. Each receiving school is licensed to the use of the software delivered by HHES at the premises of the purchasing school only, and to the display, dissemination and use of the Program Materials solely within the community of parents, teachers and administration specific to that receiving school.

6.   Warranties Respecting Equipment:

     HHES hereby expressly warrants and represents to SW BOCES that:

     (i) the title to be conveyed to all hardware supplies to SW BOCES in accordance with this Agreement shall be good and marketable and the equipment shall be free from any security interest or other lien or encumbrance; and

     (ii) all equipment supplied to SW BOCES hereunder will be new and, following unpacking, uncrating and installation by HHES, will be operable.

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     SW BOCES will require Schools to use Systems supplied under this Agreement only for the use intended and in accordance with the owner's manual and related documentation applicable to such Systems. If a School improperly uses the hardware or the software supporting its System and thereby causes a breakdown or malfunction in such System, or if a School causes damage to the System by its negligence or intentional misconduct, HHES may charge such School its customary hourly rate for any services it provides to repair such breakdown notwithstanding the provisions of Section 7 of this Agreement, after which repair AVT's obligations under such Section 7 to maintain and repair without charges shall be reinstated.

7.   Software:

     a. HHES grants to SW BOCES a non-transferable, non-exclusive license for each school district, or, as may be applicable, sublicense to use the software delivered and installed under this Agreement at the premises of the receiving school only. In the event that payment is not timely made under this Agreement or the Agreement otherwise terminated in accordance with its provisions or by operation of law, each license and sublicense shall be deemed revoked and of no further effect.

     b. HHES reserves the right to upgrade or replace the specified hardware or software, program materials, or any combination of them, with later revisions of that hardware or software or other hardware or software of at least comparable quality at HHES' expense (whether such action is due to unavailability of spare or replacement parts, discontinuance of manufacture and whether such cause is within the reasonable control of HHES). HHES shall confer upon the receiving school the

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same scope of license rights in respect to any upgrades or replacements subsequently provided which were conferred by this Agreement in relation to the original deliverables.

     c. HHES represents and warrants that HHES is an owner or licensee of the software and has full power and authority to grant the rights granted to SW BOCES and the receiving school without the consent of any other person.

     d. HHES agrees that all future documentation, and revisions of existing documentation developed for the System or similar systems which may be useful to the receiving School shall be furnished to the School and SW BOCES without charge.

     e. HHES shall repair or replace damaged or lost software in machine-readable object code. If the damage or defect is caused by HHES, such repair or replacement shall be at no more than HHES' production costs for such replacement and freight costs, if any.

8.   Maintenance:

     a. For a period of three years from delivery, and at no additional charge, HHES agrees to provide all necessary maintenance and repair services to enable the system to operate in each School, so long as SW BOCES has complied with the compensation provisions contained in Exhibit C of this Agreement with respect to any such system and subject to the provisions of paragraph 5 above.

     b. HHES may not assign its obligations to maintain the System without SW BOCES's prior written consent, not to be unreasonably withheld or delayed.

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No assignment shall relieve or discharge any liability in the event of non-performance or breach by the assignee. Notwithstanding the foregoing, HHES may engage third parties to assist it in its performance of such maintenance obligations.

     c. HHES shall coordinate scheduling of preventative maintenance service with schools to coincide with periods of non-essential use.






















IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as the date first above written.

Homework Hotline                            Southern Westchester Board of
Educational Services                        Cooperative Educational Services


By:______________________                   By:_____________________



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Title:_____________________                 Title:___________________




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                                    Exhibit A

                     Homework Hotline Educational Services:
                      Parent Involvement Program Components



I.       Network Hardware & Software
         Network Installation & Training

II.      Site-based Hardware & Software
         Site-Based Installation & Training

III.     Administrator Materials:
                  A.        Leadership Strategies Kit
                  B.        "How to Use the Hotline" Guide
                  C.        Introductory Video
                  D.        Banner

IV.      Teacher Materials:
                  B.        Motivational Video
                  C.        Audio Training Tapes
                  D.        Teacher Training Guide
                  E.        Teacher Guide Cards
                  F.        Teacher Newsletters (4x/yr, 3 levels)


V.       Parent Materials:
                  B.        Magnets (incldg Yrs 2 & 3 replace)
                  C.        Telephone Stickers (incldg Yrs 2 & 3 replace)
                  D.        Introductory Video
                  E.        Parent Newsletters (4x/yr,3 levels)
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                  F.        Parent Booklets (4x/yr, 3 levels)
                  G.        TBD "Back to School" Item Yr 2
                  H.        TBD "Back to School" Item Yr 3

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

                                    Exhibit B
                           Designated School Districts
Southern                              Putnam Northern                     Rockland County
Westchester County                    Westchester County

Ardsley                               Bedford                             Clarkstown
Blind Brook                           Brewster                            East Ramapo
Bronxville                            Briarcliff Manor                    Haverstraw-Stony Point
Byram Hills                           Carmel                              Nanuet
Dobbs Ferry                           Chappaqua                           Nyack
Eastchester                           Croton Harmon                       Pearl River
Edgemont                              Garrison                            Ramapo Central
Elmsford                              Haldane                             South Orangetown
Greenburgh Abbott                     Hendrick Hudson
Greenburgh Central Seven              Katonah Lewisboro
Greenburgh Eleven                     Lakeland
Greenburgh Graham                     Mahopac
Greenburgh St. Christopher            North Salem
Harrison
Hastings                              Ossining
Hawthorne Cedar Knolls                Peekskill
Irvington                             Putnam Valley
Mamaroneck                            Somers
Mount Pleasant Blythedale             Yorktown
Mount Pleasant Central


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Mount Pleasant Cottage
Mount Vernon
New Rochelle
Pelham
Pleasantville
Pocantico Hills
Port Chester
Rye City
Rye Neck
Scarsdale
The Tarrytowns
Tuckahoe
Valhalla
White Plains
Yonkers

                                       Exhibit C

                              Pricing: Site-Based Systems


Base System:      Software, Voice Board & Parent Involvement Materials

Option 1:         Onsite Installation & System Administrator Training

Option 2:         One Year Unlimited Technical Support

Option 3:         Turnkey Standard Hardware

Option 4:         Turnkey Enhanced Hardware

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

--------------------------- ------------------------- ------------------------- -------------------------
     Purchase Options            1 to5 Systems            6 to 10 Systems             11 + Systems
--------------------------- ------------------------- ------------------------- -------------------------
Base System*                     $9,400                    $9,125                    $7,950
--------------------------- ------------------------- ------------------------- -------------------------
Option 1                         $1,300                    $1,250                    $1,180
--------------------------- ------------------------- ------------------------- -------------------------
Option 2                         $  900                    $  850                    $  800
--------------------------- ------------------------- ------------------------- -------------------------
Option 3                         $4,400                    $4,400                    $4,400
--------------------------- ------------------------- ------------------------- -------------------------
Option 4                         $5,400                    $5,400                    $5,400
--------------------------- ------------------------- ------------------------- -------------------------

* Plus Shipping

Assumptions:
1.       500 students and 25 teachers per school.
2.       Each additional student over 500 = $15.00
3. Price of each additional student over 500 covers additional teacher expense.
4.       Additional Dailogic Boards = $1050 each:
         - Middle/High > 600 and<1200 students = 1 additional board
         - Middle/High >1200 and <1800 students = 2 additional boards
         - Middle/High >1800 and <2400 students = 3 additional boards
         - Elementary >800 and <1600 students = 1 additional board
5.       Free 2 day seminar for SW BOCES trainers on HHCS version 1.2
6. Free 10 hours of technical support per year for SW BOCES personnel. Additional hotline support available at $50.00 per hour.

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